Exhibit 99.1
Tallgrass Energy Reports Strong Second Quarter 2018 Results

•	Pro Forma Net Income, Adjusted EBITDA and Cash Available for Dividends of $51.2 million, $202.7 million and $165.1 million respectively

•	Pro Forma Cash Available for Dividends of $0.59 per share, Declared Dividend of $0.4975 per share, resulting in dividend coverage of 1.18x

•	TGE financial leverage of approximately 2.7x; proportionally consolidated (REX) financial leverage results in approximately 4.2x at TGE

•	Average daily throughput on Pony Express of approximately 348,000 barrels per day for the second quarter
LEAWOOD, Kan.--(BUSINESS WIRE)--Aug. 2, 2018--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the second quarter of 2018.
"In the second quarter, our team successfully executed a smooth, seamless combination transaction while delivering outstanding financial, commercial and operational results," said President and CEO David Dehaemers Jr. "Excluding merger costs, Pro Forma Net Income and Adjusted EBITDA would have been approximately $56 million and $208 million respectively. Driving the quarter's results were our highest-ever quarterly average daily throughput on Pony Express and strong performance in our Natural Gas Transportation and Gathering, Processing and Terminalling segments. With the merger completed, a strong balance sheet, healthy dividend coverage and improved cost of capital, TGE is well-positioned as one of the country's leading core infrastructure companies."

Second Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.4975 per Class A share for the second quarter of 2018. This quarterly dividend represents $1.99 per Class A share on an annualized basis, a sequential increase of 2.1 percent from the first quarter 2018 dividend and an increase of 45.3 percent from the second quarter 2017 dividend. The quarterly dividend will be paid on Aug. 14, 2018, to Class A shareholders of record as of the close of business on July 31, 2018.

Tallgrass Energy, LP Summary Financial Information

Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
(in thousands, except coverage and per unit data)	Pro Forma(1)	As Reported(2)	Pro Forma(1)	As Reported(2)

Net income	$108,962	$109,701	$212,277	$224,014
Net income attributable to noncontrolling interests	(57,804)	(108,638)	(110,839)	(206,216)
Net income attributable to TGE	$51,158	$1,063	$101,438	$17,798
Add:
Interest expense, net	31,282	12,403	61,043	23,189
Depreciation and amortization expense(3)	27,294	9,942	53,148	18,438
Distributions from unconsolidated investments	94,250	53,808	182,083	97,299
Non-cash compensation expense(4)	1,189	1,009	4,003	1,971
Deferred income tax expense	17,548	16,809	35,238	23,501
Net income attributable to Exchange Right Holders	56,536	38,424	107,810	87,389
Less:
Equity in earnings of unconsolidated investments	(78,187)	(44,554)	(146,589)	(76,967)
Loss (gain) on disposal of assets(3)	279	103	(9,138)	(3,109)
Non-cash loss (gain) related to derivative instruments(3)	1,449	559	(1,225)	(313)
Deficiency payments, net(3)	(71)	(43)	11,124	3,737
Adjusted EBITDA(5)	$202,727	$89,523	$398,935	$192,933
Less:
Cash interest cost	(30,104)	(11,899)	(58,564)	(22,181)
Maintenance capital expenditures, net(3)	(7,521)	(2,745)	(10,551)	(3,771)
Cash Available for Dividends(5)	$165,102	$74,879	$329,820	$166,981
Less:
Dividends to Class A (TGE)	(77,052)	(105,368)
Dividends to Class B (Exchange Right Holders)	(62,339)	(124,110)
Distribution to TEP public unitholders	—	(46,391)
Amounts in excess of dividends	$25,711	$53,951
Dividend coverage	1.18	x	1.20	x

Class A shares outstanding(6)	154,878	154,878
Class B shares outstanding(6)	125,305	125,305
Cash Available for Dividend per share	$0.5900	$1.1800
Dividend per share	$0.4975	$0.9850

(1)
Indicated amounts presented for the three and six months ended June 30, 2018, are on a pro forma basis (excluding dividend/distribution figures, dividend coverage figures and Class A and Class B shares outstanding) assuming that our combination transaction with TEP (the "TEP Merger Transaction") had closed on Jan. 1, 2018.

(2) As reported amounts presented are based on actual Tallgrass Equity, LLC ("Tallgrass Equity") ownership in Tallgrass Energy Partners, LP ("TEP") net of noncontrolling interests associated with the TEP common units held by the public prior to the closing of the TEP Merger Transaction, which was effective June 30, 2018.
(3) Net of noncontrolling interest in operating assets.
(4) Represents TGE's portion of non-cash compensation expense related to Equity Participation Shares and TEP Equity Participation Units, excluding amounts allocated to Tallgrass Development, LP ("TD") prior to the merger of TD into Tallgrass Development Holdings, LLC, a wholly-owned subsidiary of Tallgrass Equity, on Feb. 7, 2018.
(5) Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(6)	Class A and B shares represent the actual number of shares as of the dividend record date for the second quarter 2018.

Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss second quarter 2018 results at 3:30 p.m. Central Time on Thursday, Aug. 2, 2018. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.
Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Natural Gas Transportation
Operating income	$16,882	$14,726	$36,266	$32,894
Add:
Depreciation and amortization expense	4,851	4,792	9,678	9,575
Distributions from unconsolidated investment	91,806	59,290	179,639	89,415
Other, net	720	282	1,554	352
Less:
Non-cash gain related to derivative instruments	—	—	—	(116)
Merger Adjusted Segment Adjusted EBITDA(3)	$114,259	$79,090	$227,137	$132,120

Less:
Merger Adjustments	(53,175)	(39,734)	(95,401)	(67,249)
Segment Adjusted EBITDA as Reported in 6/30/18 10Q	$61,084	$39,356	$131,736	$64,871

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Crude Oil Transportation
Operating income	$65,714	$50,259	$112,241	$93,984
Add:
Depreciation and amortization expense(2)	13,593	13,359	26,872	26,646
Non-cash loss (gain) related to derivative instruments(2)	—	16	—	(634)
Deficiency payments, net (2)	(1,035)	7,016	6,974	20,703
Less:
Adjusted EBITDA attributable to noncontrolling interests	—	(1,000)	(350)	(1,871)
Merger Adjusted Segment Adjusted EBITDA(3)	$78,272	$69,650	$145,737	$138,828

Less:
Merger Adjustments	(49,767)	(35,859)	(82,361)	(70,469)
Segment Adjusted EBITDA as Reported in 6/30/18 10Q	$28,505	$33,791	$63,376	$68,359

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$5,722	$6,777	$29,027	$11,883
Add:
Depreciation and amortization expense(2)	7,674	4,404	14,786	8,201
Non-cash loss (gain) related to derivative instruments	1,449	68	(1,225)	278
Loss (gain) on disposal of assets(2)	279	129	(9,138)	(1,319)
Distributions from unconsolidated investments	2,444	573	2,444	1,267
Deficiency payments, net	574	1,264	3,377	3,648
Other, net	—	143	—	143
Less:
Adjusted EBITDA attributable to noncontrolling interests	(1,268)	51	(2,679)	43
Merger Adjusted Segment Adjusted EBITDA(3)	$16,874	$13,409	$36,592	$24,144

Less:
Merger Adjustments	(10,707)	(6,726)	(20,269)	(12,310)
Segment Adjusted EBITDA as Reported in 6/30/18 10Q	$6,167	$6,683	$16,323	$11,834
(1) Segment reporting does not include corporate general and administrative costs or intersegment eliminations.
(2) Net of noncontrolling interest in operating assets.
(3) Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

Rockies Express Pipeline LLC Summary Financial Information
TEP acquired a 25 percent interest in Rockies Express Pipeline LLC ("REX") effective May 6, 2016, and an additional 24.99 percent interest in REX effective March 31, 2017. Tallgrass Equity acquired a 25.01 percent interest in REX effective Feb. 7, 2018. The financial results of TGE subsequent to Feb. 7, 2018, include its aggregate 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and six months ended June 30, 2018 and 2017, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Rockies Express Pipeline LLC
Net income	$88,662	$70,945	$179,630	$137,195
Add:
Interest expense, net	41,483	42,051	83,453	83,877
Depreciation and amortization expense	54,962	54,608	109,824	108,799
Adjusted EBITDA	185,107	167,604	372,907	329,871
Less:
Cash interest cost	(40,649)	(41,217)	(81,785)	(82,209)
Change in contract asset	(15,575)	—	(31,150)	—
Maintenance capital expenditures	(7,226)	(3,359)	(11,022)	(6,940)
Distributable Cash Flow	$121,657	$123,028	$248,950	$240,722

Distributions to Members	$(122,808)	$(118,604)	$(254,548)	$(239,105)
Contributions from Members	$1,691	$22,289	$6,419	$49,060
Financial Leverage(1)	3.00x	3.90x	3.00x	3.90x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.

TEP Merger Transaction
In connection with the merger agreement announced on March 26, 2018, that closed effective June 30, 2018, TGE acquired the TEP common units held by the public in a taxable share-for-unit merger transaction at a ratio of 2.0 TGE Class A shares for each outstanding TEP common unit. Approximately 85 percent of the outstanding TEP units were voted and of that amount, greater than 99 percent voted in favor of the merger. Effective July 2, 2018, TEP's common units ceased trading on the New York Stock Exchange.

Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include whether TGE is well-positioned as one of the country's leading core infrastructure companies. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

Tallgrass Energy, LP Financial Statements
TALLGRASS ENERGY, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2018	December 31, 2017
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$5,031	$2,593
Accounts receivable, net	213,973	118,615
Receivable from related parties	2,923	1,340
Inventories	21,063	21,609
Prepayments and other current assets	12,829	13,165
Total Current Assets	255,819	157,322
Property, plant and equipment, net	2,595,063	2,394,337
Goodwill	404,838	404,838
Intangible assets, net	134,663	97,731
Unconsolidated investments	1,475,056	909,531
Deferred financing costs, net	11,116	12,563
Deferred tax asset	298,112	312,997
Deferred charges and other assets	3,529	2,694
Total Assets	$5,178,196	$4,292,013
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$196,705	$98,882
Accounts payable to related parties	—	5,342
Accrued taxes	19,221	19,272
Accrued interest	46,448	25,167
Accrued liabilities	14,653	10,540
Deferred revenue	99,991	88,471
Other current liabilities	11,937	11,202
Total Current Liabilities	388,955	258,876
Long-term debt, net	2,535,555	2,292,993
Other long-term liabilities and deferred credits	20,036	18,965
Total Long-term Liabilities	2,555,591	2,311,958
Commitments and Contingencies
Equity:
Class A Shareholders (154,878,296 and 58,085,002 shares outstanding at June 30, 2018 and December 31, 2017, respectively)	1,744,665	48,613
Class B Shareholders (125,305,459 and 99,154,440 shares outstanding at June 30, 2018 and December 31, 2017, respectively)	—	—
Total Partners' Equity	1,744,665	48,613
Noncontrolling interests	488,985	1,672,566
Total Equity	2,233,650	1,721,179
Total Liabilities and Equity	$5,178,196	$4,292,013

TALLGRASS ENERGY, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$101,166	$89,855	$185,904	$174,186
Natural gas transportation services	31,474	29,429	63,670	61,114
Sales of natural gas, NGLs, and crude oil	37,250	22,918	75,395	38,299
Processing and other revenues	23,699	18,661	47,714	31,664
Total Revenues	193,589	160,863	372,683	305,263
Operating Costs and Expenses:
Cost of sales	27,694	19,386	54,045	31,756
Cost of transportation services	12,664	14,758	23,084	28,261
Operations and maintenance	18,440	15,254	34,839	28,157
Depreciation and amortization	27,690	22,091	53,813	43,494
General and administrative	19,085	15,334	37,511	29,551
Taxes, other than income taxes	8,462	6,912	17,341	15,138
Loss (gain) on disposal of assets	279	184	(9,138)	(1,264)
Total Operating Costs and Expenses	114,314	93,919	211,495	175,093
Operating Income	79,275	66,944	161,188	130,170
Other Income (Expense):
Equity in earnings of unconsolidated investments	78,187	42,741	146,589	63,479
Interest expense, net	(31,282)	(21,114)	(61,043)	(37,131)
Other income, net	330	272	781	2,227
Total Other Income (Expense)	47,235	21,899	86,327	28,575
Net income before tax	126,510	88,843	247,515	158,745
Deferred income tax expense	(16,809)	(9,676)	(23,501)	(12,340)
Net income	109,701	79,167	224,014	146,405
Net income attributable to noncontrolling interests	(108,638)	(70,414)	(206,216)	(125,623)
Net income attributable to TGE	$1,063	$8,753	$17,798	$20,782
Net income per Class A share:
Basic net income per Class A share	$0.02	$0.15	$0.30	$0.36
Diluted net income per Class A share	$0.02	$0.15	$0.30	$0.36
Basic average number of Class A shares outstanding	59,397	58,075	58,745	58,075
Diluted average number of Class A shares outstanding	59,397	58,192	58,745	58,187

TALLGRASS ENERGY, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
	(in thousands)
Cash Flows from Operating Activities:
Net income	$224,014	$146,405
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	56,955	47,939
Equity in earnings of unconsolidated investments	(146,589)	(63,479)
Distributions from unconsolidated investments	145,581	63,374
Deferred income tax expense	23,501	12,340
Other noncash items, net	(6,504)	(1,079)
Changes in components of working capital:
Accounts receivable and other	(93,157)	2,067
Accounts payable and accrued liabilities	106,592	3,150
Deferred revenue	10,711	24,593
Other current assets and liabilities	7,631	2,241
Other operating, net	2,525	419
Net Cash Provided by Operating Activities	331,260	237,970
Cash Flows from Investing Activities:
Capital expenditures	(176,275)	(53,995)
Acquisition of BNN North Dakota, net of cash acquired	(95,000)	—
Sale of Tallgrass Crude Gathering	50,046	—
Distributions from unconsolidated investments in excess of cumulative earnings	36,502	27,308
Acquisition of Pawnee membership interest	(30,600)	—
Contributions to unconsolidated investments	(22,513)	(17,835)
Acquisition of 38% membership interest in Deeprock North	(19,500)	—
Acquisition of Rockies Express membership interest	—	(400,000)
Acquisition of Terminals and NatGas	—	(140,000)
Acquisition of Douglas Gathering System	—	(128,526)
Other investing, net	(12,521)	(13,986)
Net Cash Used in Investing Activities	(269,861)	(727,034)
Cash Flows from Financing Activities:
Borrowings under revolving credit facilities, net	242,000	332,000
Distributions to noncontrolling interests	(198,837)	(145,109)
Acquisition of Pony Express membership interest	(50,000)	—
Dividends paid to Class A shareholders	(49,662)	(32,813)
Proceeds from public offering of TEP common units, net of offering costs	—	112,762
Proceeds from issuance of long-term debt	—	350,000
Partial exercise of call option	—	(72,381)
Repurchase of TEP common units from TD	—	(35,335)
Other financing, net	(2,462)	(21,646)
Net Cash (Used in) Provided by Financing Activities	(58,961)	487,478
Net Change in Cash and Cash Equivalents	2,438	(1,586)
Cash and Cash Equivalents, beginning of period	2,593	2,459
Cash and Cash Equivalents, end of period	$5,031	$873

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com